UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 30, 2019

Commission File Number: 001-36568

HEALTHEQUITY, INC.

Delaware	7389	52-2383166
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

15 West Scenic Pointe Drive

Suite 100

Draper, Utah 84020

(801) 727-1000

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	HQY	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion of the transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among HealthEquity, Inc., a Delaware corporation (“HealthEquity”), Pacific Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of HealthEquity (“Merger Sub”), and WageWorks, Inc., a Delaware corporation (“WageWorks”). On August 30, 2019, pursuant to the Merger Agreement, Merger Sub merged with and into WageWorks, with WageWorks continuing as the surviving entity and a wholly owned subsidiary of HealthEquity (the “Merger”).

Item 1.01                    Entry Into A Material Definitive Agreement

In connection with the closing of the Merger, on August 30, 2019, HealthEquity entered into a Credit Agreement (the “Credit Agreement”), among HealthEquity, as borrower, each lender from time to time party thereto (the “Lenders”), Wells Fargo Bank, N.A., as administrative agent (in such capacity, the “Agent”), and the Swing Line Lender (as defined therein), and each L/C Issuer (as defined therein) party thereto, pursuant to which HealthEquity established:

(i)        a five-year senior secured term loan A facility (the “Term Loan Facility”), in an aggregate principal amount of $1,250,000,000, the proceeds of which were used to finance the Merger, to refinance substantially all outstanding indebtedness of HealthEquity and WageWorks and to pay fees and expenses incurred in connection with the Merger and the Credit Agreement; and

(ii)       a five-year senior secured revolving credit facility (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “Credit Facilities”), in an aggregate principal amount of up to $350,000,000 (with a $25,000,000 sub-limit for the issuance of letters of credit), the proceeds of which may be used for working capital and general corporate purposes of HealthEquity and its subsidiaries, including the financing of acquisitions and other investments.

Subject to the terms and conditions set forth in the Credit Agreement (including obtaining additional commitments from one or more new or existing lenders), HealthEquity may in the future incur additional loans or commitments under the Credit Agreement in an aggregate principal amount of up to $300,000,000, plus an additional amount so long as HealthEquity’s pro forma secured net leverage ratio would not exceed 3.85 to 1.00 as of the date such loans or commitments are incurred.

Borrowings under the Credit Facilities will bear interest at an annual rate equal to, at the option of HealthEquity, either (i) LIBOR (adjusted for reserves) plus a margin ranging from 1.25% to 2.25% or (ii) an alternate base rate plus a margin ranging from 0.25% to 1.25%, with the applicable margin determined by reference to a leverage-based pricing grid set forth in the Credit Agreement. HealthEquity is also required to pay certain fees to the Lenders, including, among others, a quarterly commitment fee on the average unused amount of the Revolving Credit Facility at a rate ranging from 0.20% to 0.40%, with the applicable rate also determined by reference to a leverage-based pricing grid set forth in the Credit Agreement.

The loans made under the Term Loan Facility will amortize in equal quarterly installments in an aggregate annual amount equal to the following percentage of the original principal amount of the Term Loan Facility: (i) 2.5% for the first year after the closing of the Merger; (ii) 5.0% for each of the second and third years after the closing of the Merger; (iii) 7.5% for the fourth year after the closing of the Merger; and (iv) 10.0% for the fifth year after the closing of the Merger. In addition, the Term Loan Facility is required to be mandatorily prepaid with 100% of the net cash proceeds of all asset sales and insurance and condemnation recoveries, subject to customary exceptions and thresholds, including to the extent such proceeds are reinvested in assets useful in the business of HealthEquity and its subsidiaries within 15 months following receipt (or committed to be reinvested within such 15-month period and reinvested within 180 days after the end of such 15-month period). The loans under the Credit Facilities may be prepaid, and the commitments thereunder may be reduced, by HealthEquity without penalty or premium, subject to the reimbursement of customary “breakage costs.”

The Credit Agreement contains customary affirmative and negative covenants, including covenants that limit, among other things, the ability of HealthEquity and its subsidiaries to incur additional indebtedness, create liens, merge or dissolve, make investments, dispose of assets, engage in sale and leaseback transactions, make distributions and dividends and prepayments of junior indebtedness, engage in transactions with affiliates, enter into restrictive agreements, amend documentation governing junior indebtedness, modify its fiscal year and modify its organizational documents, in each case, subject to customary exceptions, thresholds, qualifications and “baskets.” In addition, the Credit Agreement contains financial performance covenants, which require HealthEquity to maintain (i) a maximum total net leverage ratio, measured as of the last day of each fiscal quarter, of no greater than 5.25 to 1.00, which steps down to (x) 5.00 to 1.00 beginning with the fiscal quarter ending July 31, 2020 and (y) 4.50 to 1.00 beginning with the fiscal quarter ending July 31, 2021 (subject to a customary “acquisition holiday” provision that allows the maximum total net leverage ratio to increase to 5.00 to 1.00 for the four fiscal quarter period ending on or following the date of a permitted acquisition by HealthEquity in excess of $100,000,000), and (ii) a minimum interest coverage ratio, measured as of the last day of each fiscal quarter, of no less than 3.00 to 1.00.

The repayment obligation under the Credit Agreement may be accelerated upon the occurrence of an event of default thereunder, including, among other things, failure to pay principal, interest or fees on a timely basis, material inaccuracy of any representation or warranty, failure to comply with covenants, cross-default to other material debt, material judgments, change of control and certain insolvency or bankruptcy-related events, in each case, subject to any certain grace and/or cure periods.

The obligations of HealthEquity under the Credit Agreement are required to be unconditionally guaranteed by WageWorks and each of HealthEquity’s subsequently acquired or organized direct and indirect domestic subsidiaries and are secured by security interests in substantially all assets of HealthEquity and the guarantors, in each case, subject to certain customary exceptions.

The foregoing description of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.01                    Completion of Acquisition or Disposition of Assets

As a result of the Merger, WageWorks became a wholly owned subsidiary of HealthEquity and each issued and outstanding share of WageWorks common stock outstanding at the time of the Merger (other than shares (i) owned in treasury by WageWorks, (ii) owned by HealthEquity, Merger Sub or any other wholly owned subsidiary of HealthEquity, and (iii) held by WageWorks stockholders who perfected their appraisal rights with respect to the Merger) were cancelled and automatically converted into the right to receive $51.35 in cash, without interest (the “Merger Consideration”).

Additionally, at the effective time of the Merger:

(x)                     each outstanding WageWorks stock option (whether vested or unvested) was cancelled and, if the exercise price per share of such stock option was less than $51.35, was exchanged for an amount of cash, without interest, equal to (1) the Merger Consideration less the applicable exercise price per share with respect to such stock option multiplied by (2) the number of shares covered by such stock option;

(y)                     each outstanding award of WageWorks restricted stock units (“RSUs”) subject to only time-based vesting conditions (1) granted prior to June 26, 2019 was fully vested and entitled to receive the Merger Consideration for each share covered by such award or (2) granted on or after June 26, 2019, was, as of the effective time of the Merger, assumed by HealthEquity and converted automatically into an award of RSUs covering an adjusted (based on the ratio of the Merger Consideration to $0.7795) number of shares of common stock of HealthEquity and will continue to have, and be subject to the same terms and conditions applicable to such RSUs immediately prior to the effective time of the Merger (the “Assumed RSU Awards”); and

(z)                      each outstanding award of WageWorks RSUs granted prior to June 26, 2019 and subject to performance-based vesting conditions (each, a “Performance Unit”) (1) in the case of any Performance Unit for which the performance period was complete but for which the board of directors of WageWorks had not determined the achievement of the underlying performance goals, vested based on actual performance, (2) in the case of any Performance Unit for which the performance period was incomplete, vested based on target performance, and (3) in the case of any Performance Unit that had not vested in accordance with clause (1) or (2), was cancelled for no consideration. Each Performance Unit that vested according to the previous sentence was cancelled in exchange for an amount of cash, without interest, equal to the Merger Consideration multiplied by the number of shares covered by such vested Performance Unit.

In connection with the consummation of the Merger, Wage Works repaid approximately $117 million of loans outstanding under its revolving credit facility.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to (i) the other items of this Current Report on Form 8-K and (ii) the Merger Agreement, which is filed herewith as Exhibit 2.1 and is incorporated by reference herein.

Item 5.02                    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of the closing of the Merger, HealthEquity assumed the WageWorks, Inc. Amended and Restated 2010 Equity Incentive Plan (as amended through the date hereof, the “Amended and Restated WageWorks Plan”), and also assumed the Assumed RSU Awards (which were the only awards outstanding under the Amended and Restated WageWorks Plan as of the effective time of the Merger), subject to applicable adjustments in the manner set forth in the Merger Agreement.  In addition, the Amended and Restated WageWorks Plan was amended to reflect HealthEquity’s sponsorship of the plan following the closing of the Merger and that no additional awards may be granted under the Amended and Restated WageWorks Plan. The Amended and Restated WageWorks Plan was previously approved by the WageWorks stockholders.  Except as otherwise provided herein, a general description of the Amended and Restated WageWorks Plan is set forth in WageWorks’ 2013 definitive proxy statement on Schedule 14A filed with the Securities Exchange Commission on March 1, 2013, under the caption “Approval of Amendment and Restatement of the 2010 Equity Incentive Plan,” which description is incorporated herein by reference.

On August 29, 2019, the board of directors of HealthEquity approved Amendment No. 1 (the “Amendment”) to the HealthEquity 2014 Equity Incentive Plan, as amended and restated (the “HealthEquity Plan”), effective as of, and subject to, the closing of the Merger.  The Amendment provides that the number of shares of common stock of HealthEquity that may be granted under the HealthEquity Plan will be increased by 5,255,027 in addition to the shares of common stock of HealthEquity previously reserved for issuance under the HealthEquity Plan. The additional shares of common stock of HealthEquity reserved for issuance under the HealthEquity Plan pursuant to the Amendment were originally shares available for issuance under the Amended and Restated WageWorks Plan as of the effective time of the Merger, as adjusted to reflect the consummation of the transactions contemplated by the Merger Agreement.  The additional shares may be utilized for equity-based awards to be granted under the HealthEquity Plan, provided that, (i) the period during which such shares are available under the HealthEquity Plan may not be extended beyond the period during which they would have been available under the Amended and Restated WageWorks Plan, absent the Merger, and (ii) such equity-based awards may not be granted to individuals who were employees, directors or consultants of HealthEquity or its affiliates at the time the Merger was consummated.

Each of the assumption of the Amended and Restated WageWorks Plan and the adoption of the Amendment were made pursuant to the exception from Nasdaq’s requirement of shareholder approval of the establishment of or material amendments to equity compensation plans for plans or arrangements relating to an acquisition or merger provided by Nasdaq Listing Rule 5635(c)(3).

The foregoing descriptions of the Amended and Restated WageWorks Plan and the Amendment to the HealthEquity Plan do not purport to be complete, and are qualified in their entirety by reference to the full text of each of the Amended and Restated WageWorks Plan and the Amendment, respectively, which are filed herewith as Exhibit 10.2 and Exhibit 10.3, respectively.

Item 7.01                    Regulation FD Disclosure

On August 30, 2019, HealthEquity issued a press release announcing the completion of the Merger, a copy of which is attached hereto as Exhibit 99.1.

The information in Exhibit 99.1 is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01                    Financial Statements and Exhibits

(a)         Financial statements of business acquired.

(i)         The audited consolidated financial statements for the fiscal years ended December 31, 2018 and 2017 and for each of the years in the three-year period ended December 31, 2018, were previously filed as Exhibit 99.1 to HealthEquity’s Current Report on Form 8-K filed with the Securities Exchange Commission on July 8, 2019, as amended by Amendment No. 1 on Form 8-K/A filed with the Securities Exchange Commission on July 9, 2019.

(ii)        The interim unaudited condensed consolidated financial statements of WageWorks as of June 30, 2019 and for the six months ended June 30, 2019 and 2018, are filed as Exhibit 99.2 to this Current Report on Form 8-K.

(b)         Pro forma financial information.

The unaudited pro forma combined condensed balance sheet of HealthEquity (a) as of April 30, 2019, combining the historical unaudited consolidated balance sheet of HealthEquity as of April 30, 2019 and the unaudited condensed consolidated balance sheet of WageWorks as of March 31, 2019, as well as the unaudited pro forma combined condensed statements of income for the three months ended April 30, 2019 and the fiscal year ended January 31, 2019, combining the unaudited historical statements of operations of HealthEquity for the three months ended April, 30, 2019 and the fiscal year ended January 31, 2019 and the unaudited statement of income data for WageWorks for the three months ended March 31, 2019 and the fiscal year ended December 31, 2018, giving effect to the Merger as if it had occurred on February 1, 2018, were previously filed as Exhibit 99.7 to HealthEquity’s Current Report on Form 8-K/A filed with the Securities Exchange Commission on July 9, 2019.

(d)         Exhibits

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of June 26, 2019, by and among HealthEquity, Inc., WageWorks, Inc. and Pacific Merger Sub Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of HealthEquity, Inc., filed on June 27, 2019)*

10.1

Credit Agreement, dated as of August 30, 2019, among HealthEquity, Inc., as borrower, each lender from time to time party thereto, Wells Fargo Bank, N.A., as administrative agent and the swing line lender, and each L/C Issuer party thereto*

10.2	WageWorks, Inc. Amended and Restated 2010 Equity Incentive Plan, as amended and restated through August 29, 2019

10.3	Amendment No. 1 to the HealthEquity 2014 Equity Incentive Plan, as amended and restated

99.1	Press Release of HealthEquity, Inc., dated August 30, 2019

99.2	Interim unaudited condensed consolidated financial statements of WageWorks, Inc. as of June 30, 2019 and for the six months ended June 30, 2019 and 2018

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. HealthEquity hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 30, 2019

	By:	/s/ Darcy Mott
Name: Darcy Mott
Title: Executive Vice President and Chief Financial Officer